Exhibit 23.2

The Board of Directors

Innospec Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

(signed) KPMG Audit Plc

Manchester, United Kingdom

June 8, 2018